Exhibit 99.1

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousand except per share amount)

	Actual Year to Date August 31, 2006	Projected Year Ended February 28, 2007
Net Sales:
Electrical and Industrial Products	$68,026	$145,000 to $150,000
Galvanizing Services	$47,309	$95,000 to $100,000

Total Sales	$115,335	$240,000 to $250,000

Diluted earnings per share	$1.60	$2.65 to $2.75

Company Sales by Market Segment:
Power Generation		5%
Transmission and Distribution		28%
Industrial		67%

Electrical and Industrial Products
Revenues by Industry:
Power Generation		10%
Transmission and Distribution		47%
Industrial		43%

Operating Margins:
Electrical and Industrial Products	13.6%	12.5%
Galvanizing Services	31.8%	25.5%

Cash Provided By Operations		$15,000
Capital Expenditures		$8,500
Depreciation and Amortization of Intangible Assets and Debt Issue Cost		$6,200
Total Bank Debt		$12,000

Percent of Business by Segment
Electrical and Industrial Products	59%
Galvanizing Services	41%

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousand)

Quarter Ended August 31, 2006
Book to Ship Ratio:
5/31/06 Backlog	$92,094
Qtr. Ending 8/31/06 Bookings	69,450
Qtr. Ending 8/31/06 Shipments	62,882
8/31/06 Backlog	98,662
Book to Ship Ratio	1.10 to 1
Outstanding Accounts Receivable Days	53

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